UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2007

Grubb & Ellis Healthcare REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-133652	20-4738467
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

The information reported in Items 2.01 and 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 20, 2007, we, through Grubb & Ellis Healthcare REIT Holdings, L.P., or Holdings, our subsidiary, executed a limited liability company agreement, or the Operating Agreement, with BD St. Louis Development, LLC, or BD St. Louis, a subsidiary of Duke Realty Corporation, or Duke. Pursuant to the Operating Agreement, we acquired an 80% membership interest in G&E Healthcare REIT/Duke Chesterfield Rehab, LLC, or the JV Company, a joint venture company formed with BD St. Louis, and BD St. Louis acquired a 20% membership interest in the JV Company.

Also on December 20, 2007, Holdings, BD St. Louis and the JV Company executed a contribution agreement, or the Contribution Agreement, pursuant to which BD St. Louis contributed to the JV Company certain real property and improvements located in Chesterfield, Missouri, or the Chesterfield property, and Holdings contributed to the JV $11,552,000. Pursuant to the terms of the Contribution Agreement, BD St. Louis also received cash distributions from the JV Company totaling $33,552,000.

The JV Company contributed the Chesterfield property to its wholly owned subsidiary, G&E Healthcare REIT Chesterfield Rehab Hospital, LLC, or the SPE, a special purpose entity formed to own the Chesterfield property. The Chesterfield property was previously owned by Duke.

The Operating Agreement provides, among other things, that, from January 1, 2010 to March 31, 2010, Holdings has the right and option to purchase the 20% membership interests in the JV Company held by BD St. Louis at a fixed price of $3,900,000.

Holdings will serve as the manager of the JV Company. As manager of the JV Company, Holdings determines the amount of net cash flow distributions made to members according to such members’ percentage interest in the JV Company for the first 36-month period following the date of the Operating Agreement. After the first 36-month period following the date of the Operating Agreement, net cash flow will be distributed first, 20% to Duke and 80% to Holdings until each member has received an amount equal to a 6.0% cumulative return on its capital contribution balance, second, 30% to Duke and 70% to Holdings until each member has received an amount equal to an 8.0% cumulative return on its capital contribution, and third, the balance, if any, 40% to Duke and 60% to Holdings.

The Operating Agreement imposes certain limitations on Holdings’ management authority. Certain major decisions will be subject to the approval of an executive committee, including (i) any sale transfer, exchange, mortgage, financing, hypothecation or encumbrance of the Chesterfield property; (ii) any material amendment or modification of the St. John’s Mercy Rehabilitation Hospital lease; (iii) if such lease is terminated, the (a) leases of the Chesterfield property, (b) operating budgets and (c) leasing agreements related to the Chesterfield property; (iv) dissolution of the JV Company; (v) entering into any agreement with a member not specifically referenced in the Operating Agreement; (vi) removal or redemption of any member or membership interests; and (vii) the admission of any new members to the JV Company.

Neither member may freely transfer its interest in the JV Company without the consent of the other party, except to certain affiliates of each member and certain other limited transfers.

The Chesterfield property is 100% leased to St. John’s Mercy Rehabilitation Hospital, LLC and operates as St. John’s Mercy Rehabilitation Hospital. The agreed value of the Chesterfield property is $36,440,000. Our contribution to the JV Company was $11,552,000, which we financed through a combination of debt financing and from funds raised through our initial public offering. Duke’s contribution to the JV Company was the Chesterfield property, for which Duke received a cash distribution of $33,552,000. In addition, the JV Company obtained additional financing from a loan in the amount of $22,000,000 from National City Bank, or National (as described below in Item 2.03). An acquisition fee of $1,093,000, or 3.0% or the purchase price, was paid to Grubb & Ellis Healthcare REIT Advisor, LLC, our advisor, and its affiliate.

On December 20, 2007, Triple Net Properties Realty, Inc., or Realty, an affiliate of Holdings, and the JV Company executed a Management Agreement that designated Realty as the property manager of the Chesterfield property. The Management Agreement provides that Realty shall manage the Chesterfield property until: (i) the sale of the Chesterfield property, (ii) termination by the JV Company upon proper notice, or (iii) December 31, 2030. Realty will receive a monthly oversight fees of 1.0% of the base rent payable to the JV Company, as well as certain reimbursable fees pursuant to the Management Agreement. In addition, Realty will receive certain leasing commissions in an amount not to exceed the fee customarily charged in an arm’s length transaction by others rendering similar services in the geographic area, generally ranging from 3.0% to 8.0%.

The above descriptions of the Operating Agreement, Contribution Agreement and Management Agreement are qualified in their entirety by the terms of the agreements.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

National City Bank Secured Loan

On December 20, 2007, we, through the SPE, entered into a secured loan, or the Chesterfield loan, with National. The Chesterfield loan is evidenced by a Promissory Note in the principal amount of $22,000,000, or the Chesterfield note. The Chesterfield note is secured by a Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing on the Chesterfield property, or the Chesterfield deed, and Limited Guarantees provided by both us and Duke. The loan matures on December 30, 2010, but may be extended for two consecutive 12 month periods, each subject to satisfaction of certain conditions, including payment of an extension fee equal to 0.12% of the principal balance then outstanding. The loan provides for monthly interest-only payments beginning on January 15, 2008 and due on the same day each month thereafter through and including the maturity date. The loan bears interest at a per annum rate equal to LIBOR plus 1.65%. The interest rate increases to LIBOR plus 1.75% should Holdings exercise its right to purchase the 20% membership interest of BD St. Louis from Duke. If any monthly payment is 10 or more days late, the loan provides for a late charge equal to 5.0% of the unpaid portion of the regularly scheduled payment. In the event of a default, the loan also provides for a default interest rate of 5.0% over National’s corporate market rate, as defined in the Chesterfield note. The loan may be prepaid in whole or in part, without paying a prepayment premium. The loan documents contain certain customary representations, warranties, covenants and indemnities.

The material terms of the loan are qualified in their entirety by the terms of the Chesterfield note, Chesterfield deed, Limited Guarantees provided by us and Duke, and Environmental Indemnity Agreement.

Wachovia Interest Rate Swap

On December 27, 2007, we, through G&E Healthcare REIT Chesterfield Rehab Hospital, LLC, executed an interest rate swap confirmation agreement, or the Confirmation, with National, in connection with the Chesterfield loan with National. As noted above, pursuant to the terms of the National note in favor of National, the Chesterfield loan bears interest at a per annum rate equal to LIBOR plus 1.65%. As a result of the Confirmation, the Chesterfield loan bears interest at a fixed rate of 5.59% per annum from December 24, 2007 through December 30, 2010 and provides for monthly interest-only payments on the 15th day of each month, commencing on January 15, 2008, through and including the December 30, 2010 termination date.

The material terms of the interest rate swap are qualified in their entirety by the terms of the Confirmation.

LaSalle Line of Credit

As previously reported in the Current Report on Form 8-K we filed on September 14, 2007, and as further reported in the Current Report on Form 8-K that we filed on December 18, 2007, we entered into a $80,000,000 secured revolving line of credit with LaSalle and KeyBank, or the LaSalle line of credit. On December 20, 2007, we borrowed $12,800,000 under the LaSalle line of credit in connection with the acquisition of the Chesterfield property.

Item 7.01 Regulation FD Disclosure.

On December 28, 2007, we issued a press release announcing our acquisition of the Chesterfield property and joint venture with Duke. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements.

It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Form 8-K.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(d) Exhibits.

99.1 Grubb & Ellis Healthcare REIT, Inc. Press Release, dated December 28, 2007

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT, Inc.

December 28, 2007	By:	/s/ Scott D. Peters

Name: Scott D. Peters
Title: Chief Executive Officer and President

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Grubb & Ellis Healthcare REIT, Inc. Press Release, dated December 28, 2007